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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                            April 8, 2008

Veridigm, Inc.

 (Exact name of registrant as specified in its charter)

               Delaware                            000-30536                              22-3530573

 (State or other jurisdiction of incorporation)            (Commission                               (IRS Employer Identification No.)

                                                                                   File Number)

27, Old Gloucester Street, London, UK                                            VC1N 3AX

(Address of principal executive offices)                                            (Zip Code)

Registrant's telephone number, including area code 1-888-646-5677

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[   ]  Pre-commencement communications pursuant to Rule 13e-14 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In compliance with the requirements placed on the Issuer to provide its 10KSB filing of December 31, 2007, the Board of Directors worked with its new auditor through a review of its prior to (and certified) filed financial statements.  On or about April 8, 2008, the Issuer concluded (which was confirmed by the auditor), that the financial statements filed previously were in error and needed to be modified as follows:

Conversion of Debt

For the Issuer’s financial statements for the quarter ended June 30, 2006 and thereafter, the Company determined that the market price used to compute the beneficial conversion feature on debt converted to common stock was incorrect.  The prices used were as of the conversation date, not as of the date the option was granted. Based on the corrected market price the amount charged to interest expense due to the beneficial conversion feature needed to be reduced by $18,232,731.

As the Board of Directors has discussed these matters with its independent accountant and thereafter having received a certification from its current independent accountant is now filing herewith revised consolidated financial statements along with an explanation therefore.  The Board of Directors makes this filing as it has now determined that this filing more accurately states the financial position of the Issuer.  Further, as the Board of Directors is not in possession of any removal of prior certifications of financial statements, the Issuer will not be attending to refilling any prior certified statements.

Item 9.01  Financial Statements and Exhibits

99.1 Copy of independent auditor’s report and audited financial statements as filed with the SEC on Form 10KSB on April 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to be signed on its behalf by the undersigned hereunto duly authorized.

            Veridigm, Inc.

(Registrant)

Date July 7, 2008

           /s/ Gary P. Freeman

(Signature)

Gary P. Freeman

President and CFO

Exhibit Table

99.1 Copy of independent auditor’s report and audited financial statements as filed with the SEC on Form 10KSB on April 17, 2008.